UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 1, 2011

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

WPCS International Incorporated, (the “Company”) and its United Stated based subsidiaries (the “Subsidiaries” and collectively with the Company, the “Borrower”), previously entered into a loan agreement, dated April 10, 2007 (the “Initial Agreement”) as extended, modified and amended by (i) that certain Amendment No. 1 to Loan Documents dated March 21, 2008 (the “1st Amendment”), (ii) the Joinder and Amendment to Loan Documents No. 1 dated August 7, 2008 (the 1st Joinder Agreement”), (iii) that certain Joinder and Amendment to Loan Documents No. 2 dated June 30, 2009 (the “2nd Joinder Agreement”), (iii) that certain Amendment No. 3 to the Loan Documents dated April 10, 2010 (the “3rd Amendment”), (iv) that certain Waiver and Amendment No. 4 to the Loan Documents dated September 14, 2010 (the “4th Amendment”), (v) that certain Forbearance Agreement dated December 22, 2010 (the “Forbearance Agreement”), (vi) that certain First Amendment to Forbearance Agreement dated March 28, 2011 but effective as of February 28, 2011 (the “1st Forbearance Amendment”), and (vii) that certain Second Amendment to Forbearance Agreement dated September 27, 2011 (the “2nd Forbearance Amendment” and, collectively with the Initial Agreement, the 1st Amendment, the 1st Joinder Agreement, the 2nd Joinder Agreement, the 3rd Amendment, the 4th Amendment, the Forbearance Agreement and the 1st Forbearance Amendment, the “Loan Agreement”) with Bank of America, N.A (the “Bank”).  Any capitalized terms in this section that are not defined herein shall have the meaning ascribed to them in the Loan Agreement.

Pursuant to the 2nd Forbearance Amendment, the Bank agreed to forbear as a result of existing events of default under the Loan Agreement until the earlier of (a) November 30, 2011 or (b) an event of termination under the 2nd Forbearance Amendment.  Pursuant to the 2nd Forbearance Amendment, the Company and the Bank agreed that effective November 30, 2011, the Loan Agreement was to be repaid in full and no funds were available.  The Company did not repay the Loan Agreement on or before November 30, 2011, at which time the outstanding borrowings under the Loan Agreement were $2,365,158.  In addition, the Company did not make a forbearance payment to the Bank of $75,000, which was due on November 30, 2011.  As a result, the failure to repay the Loan Agreement and make the forbearance fee payment constitutes events of default.

The Company and Bank has commenced discussions concerning a further forbearance amendment to the Loan Agreement, however, there can be no assurance that the Company and Bank will come to any agreement (either oral or written) regarding repayment, forbearance, waiver and/or modification of the Loan Agreement.

The Company is seeking alternative debt financing and has conducted discussions with other senior lenders to replace the Loan Agreement. The Company may not be successful in obtaining alternative debt financing or additional financing sources may not be available on acceptable terms.  If the Company is required to repay the Loan Agreement, the Company has sufficient working capital to repay the outstanding borrowings.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 6, 2011	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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